UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 1, 2003

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	0-27026	77-0254621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2380 Bering Drive, San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

[1]	This report amends the registrant’s report on Form 8-K originally filed with the Securities and Exchange Commission on October 2, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

On October 2, 2003, Pericom Semiconductor Corporation, a California corporation (the “Company”), filed a current report on Form 8-K to report that, acting through its wholly-owned subsidiary SaRonix, Inc., a California corporation (the “Subsidiary”), completed the acquisition of substantially all of the assets of SaRonix, LLC, a Delaware limited liability company (“SaRonix”). As permitted under Items 7(a)(4) and (b)(2) of Form 8-K, Pericom indicated that it would file financial statements and pro forma financial information required under Item 7 of Form 8-K no later than the date required. This Amendment No. 1 of the Current Report on Form 8-K provides the required financial information and amends Item 7 of the Current Report on Form 8-K filed by Pericom on October 2, 2003.

(a)	Financial Statements of Businesses Acquired.

The following historical financial information of SaRonix LLC is filed herewith on the pages listed below:

(b)	Pro Forma Financial Information.

The following unaudited pro forma combined financial information of Pericom Semiconductor, Corp. and SaRonix LLC, is filed herewith on the pages listed below:

Introduction	F-18

Unaudited Pro Forma Combined Balance Sheets as of September 30, 2003	F-20

Unaudited Pro Forma Combined Statements of Operations for the year ended June 30, 2003	F-21

Unaudited Pro Forma Combined Statements of Operations for the three months ended September 30, 2003	F-22

Notes to the Unaudited Pro Forma Combined Financial Statements	F-23

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Alex C. Hui

Alex C. Hui President and Chief Executive Officer

Date: December 15, 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of SaRonix, LLC

We have audited the accompanying consolidated balance sheets of SaRonix, LLC (the “Company”) as of September 30, 2003 and December 31, 2002, and the related consolidated statements of operations, members’ equity (deficiency) and cash flows for the nine months ended September 30, 2003 and the year ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, on October 1, 2003 Pericom Semiconductor Corporation acquired substantially all of the assets and related liabilities of the Company.

/s/    DELOITTE & TOUCHE LLP

December 12, 2003

San Jose, California

SARONIX, LLC

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

	September 30, 2003	December 31, 2002
ASSETS

CURRENT ASSETS:
Cash	$462,518	$127,610
Accounts receivable—trade (net of allowances of $602,000 and $224,000)	3,319,339	3,096,206
Inventories	2,481,155	2,730,059
Prepaid expenses and other current assets	615,550	625,413
Building held for sale	193,990	—

Total current assets	7,072,552	6,579,288

PROPERTY AND EQUIPMENT—Net	1,051,011	2,928,074

OTHER ASSETS	—	135,537

TOTAL	$8,123,563	$9,642,899

LIABILITIES AND MEMBERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable	$1,979,390	$2,207,374
Accrued liabilities	1,408,890	1,490,373
Current portion of long term obligations	9,278,864	2,731,313

Total current liabilities	12,667,144	6,429,060

LONG TERM OBLIGATIONS—Net of current portion	—	1,320,217

Total liabilities	12,667,144	7,749,277

COMMITMENTS (Note 6)

MEMBERS’ EQUITY (DEFICIENCY):
Series A preferred units 9,045,000 shares issued and outstanding in 2003 and 2002	9,045,000	9,045,000
Preferred units 2,040,000 shares issued and outstanding in 2003 and 2002	2,040,000	2,040,000
Common units 2,222,222 authorized, 2,000,000 shares issued and outstanding in 2003 and 2002	2,266,667	2,266,667
Deferred stock-based compensation	(71,619)	(101,841)
Accumulated other comprehensive loss	—	(87,130)
Accumulated deficit	(17,823,629)	(11,269,074)

Total members’ equity (deficiency)	(4,543,581)	1,893,622

TOTAL	$8,123,563	$9,642,899

See notes to consolidated financial statements.

SARONIX, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND YEAR ENDED DECEMBER 31, 2002

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
NET REVENUES	$13,800,072	$19,916,853
COST OF REVENUES	(12,179,435)	(19,048,508)

GROSS PROFIT	1,620,637	868,345

OPERATING EXPENSES:
Research and development	1,228,637	2,239,190
Selling, general and administrative	5,666,715	9,322,233
Restructuring charges	728,717	1,157,266

Total operating expenses	7,624,069	12,718,689

LOSS FROM OPERATIONS	(6,003,432)	(11,850,344)

OTHER (EXPENSE) INCOME, Net	(131,557)	2,308

INTEREST INCOME	3,753	16,746

INTEREST EXPENSE	(423,319)	(338,542)

GAIN FROM EXTINGUISHMENT OF DEBT	—	755,364

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(6,554,555)	(11,414,468)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING

PRINCIPLE (NOTE 1)	—	5,486,211

NET LOSS	$(6,554,555)	$(5,928,257)

See notes to consolidated financial statements.

SARONIX, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIENCY)

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND YEAR ENDED DECEMBER 31, 2002

	Series A Preferred Units		Preferred Units		Common Units		Accumulated Deficit	Deferred Stock-based Compensation	Accumulated Other Comprehensive Gain (Loss)	Total Members’ Equity (Deficiency)	Comprehensive (Loss)
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCES, January 1, 2002	9,045,000	$9,045,000	2,040,000	$2,040,000	2,000,000	$2,266,667	$(5,340,817)	$(142,137)	$(140,956)	$7,727,757

Accumulated translation adjustment									53,826	53,826	$53,826
Amortization of deferred stock-based compensation								40,296		40,296
Net loss							(5,928,257)			(5,928,257)	(5,928,257)

BALANCES, December 31, 2002	9,045,000	9,045,000	2,040,000	2,040,000	2,000,000	2,266,667	(11,269,074)	(101,841)	(87,130)	1,893,622	(5,874,431)

Accumulated translation adjustment									87,130	87,130	87,130
Amortization of deferred stock-based compensation								30,222		30,222
Net loss							(6,554,555)			(6,554,555)	(6,554,555)

BALANCES, September 30, 2003	9,045,000	$9,045,000	2,040,000	$2,040,000	2,000,000	$2,266,667	$(17,823,629)	$(71,619)	$—	$(4,543,581)	$(6,467,425)

See notes to consolidated financial statements.

SARONIX, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND YEAR ENDED DECEMBER 31, 2002

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,554,555)	$(5,928,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	890,389	1,578,479
Loss (gain) on sale of property and equipment	182,484	(18,578)
Loss on sale or disposal of subsidiaries	291,252	1,077,041
Gain from extinguishment of debt	—	(755,364)
Cumulative effect of change in accounting principle	—	(5,486,211)
Amortization of deferred stock compensation	30,222	40,296
Changes in operating assets and liabilities:
Accounts receivable	(251,391)	2,316,502
Inventories	169,915	3,507,399
Prepaid expenses and other current assets	(32,115)	60,548
Other assets	109,121	132,895
Accounts payable	(58,157)	518,788
Accrued liabilities	(157,746)	1,011,825

Net cash used in operating activities	(5,380,581)	(1,944,637)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(204,526)	(121,469)
Proceeds from sale of property and equipment	308,629	—
Proceeds from sale of subsidiaries	384,052	—

Net cash provided by (used in) investing activities	488,155	(121,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long term borrowing	7,160,068	6,128,235
Principal payments on long term borrowings	(1,932,734)	(4,727,436)

Net cash provided by financing activities	5,227,334	1,400,799

EFFECT OF CURRENCY TRANSLATION	—	53,454
NET INCREASE (DECREASE) IN CASH	334,908	(611,853)
CASH, Beginning of period	127,610	739,463

CASH, End of period	$462,518	$127,610

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Cash paid for interest	$78,014	$351,043

See notes to consolidated financial statements.

SARONIX, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND YEAR ENDED DECEMBER 31, 2002

1.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization—SaRonix, LLC (the “Company”) is a limited liability company organized under the laws of Delaware that develops and manufactures frequency and timing control devices used in telecommunications, automobiles, and wired and wireless networking. The Company was established on July 14, 2000 by a group of investors lead by Riverside Funds II L.P (“Riverside”).

Going Concern—The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. Since inception through September 30, 2003, the Company has incurred accumulated net losses of $17,823,629 and negative cash flows from operations of $5,380,581 and $1,944,637 for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively. As discussed in Note 12, on October 1, 2003 substantially all of the Company’s assets and related liabilities were acquired by Pericom Semiconductor Corporation (“Pericom”).

Basis of Presentation—The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All intercompany transactions have been eliminated upon consolidation.

Financial Statement Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Certain Significant Risks and Uncertainties—The Company sells its products primarily to customers in the North America, Asia and Europe and generally does not require collateral or other security to support accounts receivable. The Company maintains allowances for estimated bad debt losses. The Company also purchases certain of its raw materials from a single or limited number of suppliers and outsources some of its manufacturing to 11 companies.

The Company participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position or results of operations: advances and trends in new technologies; competitive pressures in the form of new products or price reductions on current products; changes in product mix; changes in the overall demand for products offered by the Company; changes in customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; risks associated with having a concentration of a few suppliers; risks associated with changes in domestic and international economic and/or political conditions or regulations; availability of necessary components; and the Company’s ability to attract and retain employees necessary to support its growth.

Cash—The Company has cash on deposit with federally insured banks in excess of the amount insured.

Accounts Receivable—Accounts receivable are stated at their net realizable value. The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers, maintaining allowances for potential credit losses as required.

Inventories—Inventories are stated at the lower of standard cost (which generally approximates actual cost on a first-in, first-out basis) or market value. The Company’s products are subject to rapid technological obsolescence and severe price competition. Should the Company experience a substantial unanticipated decline in the selling price or demand thereof, a significant charge to operations could result. For the nine months ended September 30, 2003 and the year ended December 31, 2002, $298,939 and $1,158,453, respectively, was charged to cost of revenues for inventory write down for excess and obsolete inventories.

Property and Equipment—Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to twenty five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.

Long-Lived Assets—The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition—Revenue from product sales is recognized upon shipment provided title and risk of loss has passed to the customer, persuasive evidence of an arrangement exists, the fee is fixed and determinable and collectibility is reasonably assured. Certain distributors are permitted a return allowance of up to 10% of their net purchases every six months. Allowances for sales returns and price protection are accrued as a reduction of revenue in the period that sales are recognized. In addition, the Company provides price protection to its distributors for their inventory on hand if the Company reduces its prices.

Research and Development—Research and development expenses are charged to operations as incurred.

Income Taxes—The Company is a limited liability company that is not subject to Federal or state income taxes in the United States of America.

Stock-Based Compensation—The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and all of its related interpretations and presents pro forma disclosures required by SFAS No. 123, Accounting for Stock-Based Compensation.

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income as if the Company had adopted the fair value method as of the Company’s inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the terms of the Company’s stock-based awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions for the Company’s stock-based awards made in 2002. There were no stock-based awards in 2003:

2002
Expected life	5 years
Risk-free interest rate	4.55%
Volatility	80%
Dividend yield	Zero

Pro Forma Net Income—Had the Company amortized to expense the computed fair values of the stock-based awards, the Company’s pro forma net loss for the would have been as follows (in thousands).

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
Net loss as reported	$(6,554,555)	$(5,928,257)
Less total stock-based employee compensation determined under fair value based method for all awards	(23,390)	(28,956)

Pro forma net loss	$(6,577,945)	$(5,957,213)

Advertising Costs—Advertising costs consist of development and placement costs of our advertising campaigns and are charged to expense when incurred. Advertising expense was $57,021 and $29,123 for nine months ended September 30, 2003 and year ended December 31, 2002, respectively.

Foreign Currency Translation—The functional currencies of the Company’s foreign subsidiaries are their local currency, except Saronix Ireland, whose functional currency is the U.S. Dollar. Accordingly, gains and losses from translation of the financial statements of foreign subsidiaries are reported as a separate component of accumulated other comprehensive loss. Foreign currency transaction losses are included in net loss and were $23,471 and $114 for the nine months ended September 30, 2003 and year ended December 31, 2002, respectively.

Cumulative Effect of Change in Accounting Principle—The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives shall not be amortized and shall be tested for impairment of value on an annual basis. SFAS No. 142 also provides that “negative” goodwill shall be written off upon the adoption of this standard. Negative goodwill results from a business combination where the purchase price is less than the fair value of the net assets acquired, which occurred when Riverside acquired the Company. Accordingly, the Company recorded a cumulative effect of the change in accounting principle representing the gain of $5,486,211 for the write off of negative goodwill.

Comprehensive Loss—In accordance with SFAS No. 130, Reporting Comprehensive Income, the Company reports, by major components and as a single total, the change in its members’ equity during the period from nonowner sources. Statements of comprehensive loss have been included within the statement of members’ equity.

Recently Issued Accounting Pronouncements—In October 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that one accounting model be used for long-lived assets to be disposed of by sale whether previously held and used or newly acquired, and broadened the presentation of discontinued operations to include more disposal transactions. The Company adopted the provisions of SFAS No. 144 as of January 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the Company’s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB No. 4, 44, and 64, Amendments of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 clarifies guidance related to the reporting of gains and losses from extinguishment of debt and resolves inconsistencies related to the required accounting treatment of certain lease modifications. SFAS No. 145 also amends other existing pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. The Company adopted the provisions of SFAS No. 145, and accordingly has classified the gain from extinguishment of debt of $755,364 as other income in the 2002 statement of operations (see Note 7).

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (“EITF”) Issue No. 94-3. The Company adopted the provisions of SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost would be recognized at the date of the Company’s commitment to an exit plan. SFAS 146 also establishes that the liability should be measured and recorded at fair value. The Company has determined that the adoption of SFAS No. 146 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, the EITF reached a consensus on EITF Issue No. 00-21 Accounting for Revenue Arrangements with Multiple Deliverables. The EITF concluded that revenue arrangements with multiple elements should be divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF Issue No. 00-21 are applicable to agreements entered into in fiscal periods beginning after June 15, 2003. The Company has determined that EITF Issue No. 00-21 did not have an effect on operating results or financial condition.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The Company adopted the disclosure requirements of FIN 45 in the fourth quarter of fiscal 2002. The recognition and measurement provisions will be applied to guarantees issued or modified after December 31, 2002. The Company has determined that the adoption of FIN 45 did not have a material impact on the Company’s operating results or financial condition.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. The statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure provisions of SFAS No. 148 at December 31, 2002. The Company has not yet determined the effect that the transition provisions of SFAS No. 148 would have on the Company’s operating results or financial position, if any.

2.	RESTRUCTURING CHARGES

During 2002 and 2003, the Company undertook initiatives to reduce its work force in order to align its costs with the Company’s net revenues. In connection with these work force reductions, the Company incurred severance costs to certain employees, which were paid out at the time of termination. Severance costs of $306,669 and $80,225 in the nine months ended September 30, 2003 and the year ended December 31, 2002, were recorded as restructuring charges. Severance costs related to production employees of $643,422 and $60,503 in 2002 and the nine months ended September 30, 2003 and the year ended December 31, 2002 were included in cost of revenues for those periods.

In September 2002, the Company’s wholly-owned subsidiary, SaRonix BV filed for bankruptcy in the Netherlands and a trustee was appointed by the court to liquidate SaRonix BV. As a result, the Company recognized a loss on disposal of $1,077,041 representing the net assets of the subsidiary, net of the effect of foreign currency translation gain of $372. The Company formed Saronix SNL, a sales branch, to continue sales of the Company’s products primarily in Europe.

In May 2003, the Company sold SaRonix Japan to the former manager of SaRonix Japan and received proceeds of $58,974. As part of the sale agreement, the Company agreed to pay $88,213 to a former employee, payable in twelve equal monthly installments beginning June 2003. The Company recognized a loss on disposal of $112,830, including in the loss is the cumulative effect of foreign currency translation losses of $84,943. SaRonix Japan primarily purchased raw materials for use in the manufacturing operations of the Company and finished goods for resale by the Company and its other subsidiaries.

The Company ceased the operations of its foreign subsidiary, SaRonix Ireland, in April 2003 and recognized a loss of $176,235, net of $325,078 of proceeds from the sale. Saronix Ireland manufactured finished goods for sale by SaRonix LLC, SaRonix BV and its Singapore sales branch. The remaining net assets were transferred to the Company. The Company has classified a building owned by SaRonix Ireland with a carrying value of $193,990 as building held for sale.

In connection with the sale and closure of subsidiaries, the Company incurred professional fees and other costs of $132,985 for the nine months ended September 30, 2003, of which $50,000 is included in accrued expenses at September 30, 2003.

3.	INVENTORIES

Inventories consist of:

	September 30, 2003	December 31, 2002
Finished goods	$1,354,441	$1,670,553
Work in process	87,382	260,730
Raw materials	1,039,332	798,776

Total inventories	$2,481,155	$2,730,059

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of:

	September 30, 2003	December 31, 2002
Machinery and equipment	$1,275,101	$2,345,148
Computer equipment and software	1,597,743	2,167,740
Furniture and fixtures	66,340	50,182
Building	—	232,788
Leasehold improvements	139,856	146,516

Total	3,079,040	4,942,374
Accumulated depreciation	(2,028,029)	(2,014,300)

Property and equipment, net	$1,051,011	$2,928,074

The Company owns a building in Ireland (see Note 2) classified as held for sale in the accompanying balance sheet as of September 30, 2003.

5.	ACCRUED LIABILITIES

Accrued liabilities consist of:

	September 30, 2003	December 31, 2002
Accrued compensation	$320,548	$756,025
Interest payable	345,305	—
Other accrued expenses	743,037	734,348

Total	$1,408,890	$1,490,373

6.	OPERATING LEASES

At September 30, 2003, the Company leases its facilities under noncancelable operating leases which expire at various dates through August 2006. The leases contain requirements that the Company pay specific common area maintenance costs including maintenance, property taxes and utilities. The Company subleased one of its leased facilities from January 1, 2002 through July 31, 2002.

Rent expense was approximately $502,699 and $1,256,221 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively, net of sublease income of $395,982 for the year ended December 31, 2002.

Future payments of operating leases at September 30, 2003 are as follows:

Operating Leases
Period ending December 31:
2003	$175,628
2004	380,170
2005	80,170
2006	53,447

Total future minimum payments	$689,415

7.	LONG TERM OBLIGATIONS

Long term obligations consist of:

	September 30, 2003	December 31, 2002
Bank loans	$1,251,191	$2,498,753
Equipment financing	99,924	656,667
Capital leases	27,681	146,110
Notes payable to Pericom	7,900,068	750,000

Total	$9,278,864	$4,051,530

Bank Loans

In February 1997, SaRonix Ireland obtained a loan denominated in Irish Pounds totaling £1,250,000. The loan has a variable interest rate of 2.5% over the 30 day LIBOR rate (2.1% at September 30, 2003) and was payable in monthly installments of principal and interest in Irish Pounds for ten years. This loan was amended twice, with the latest amendment effective in September 2003, to modify the payment terms to require interest only payments until October 31, 2004. This loan is secured by a building owned by the Company in Ireland, which was classified as held for sale at September 30, 2003 (see Note 2). At September 30, 2003, the Company had $1,251,191 outstanding under this loan classified as current portion of long term obligations, based on the Company’s intent to pay off this loan in connection with the sale of the building. The Company classified $1,241,191 as long term obligations at December 31, 2002.

In October 2002, the Company obtained a line of credit from a bank for a maximum amount of the lesser of $1,500,000 or 80% of the eligible accounts receivable for two years. The loan was secured by all of the Company’s personal property assets, as defined, and had a variable interest rate of 4.5% over the prime rate, subject to a certain minimum monthly interest. The loan also had a credit facility fee of 1% of the maximum amount and collateral management fee of 0.4% of the average daily balance. The Company assigned its accounts receivable to pay for this loan. At December 31, 2002, the Company had $1,257,562 outstanding under this credit facility. The Company paid off this credit facility in January 2003 and no additional borrowings are available.

Equipment Financing

In June and July 2001, the Company entered into equipment financing agreement with two lenders, providing for total borrowings of up to $1,952,803 for 36 months. The financing agreements have effective interest rates of 7.8% and 8.7%. In December 2002, one lender agreed to settle its financing agreement in full for payment of $440,000, due in January 2003, resulting in a gain from extinguishment of debt of $755,364 which has been recorded in the accompanying statement of operations for 2002. During 2002, the other lender also agreed to amend its financing agreement, thereby reducing the payment term by six months. At September 30, 2003 and December 31, 2002, the Company had $99,924 and $656,667 outstanding under these financing agreements.

Capital Lease Obligations

Prior to 2002, the Company entered into various capital leases with interest rates ranging from 6% to 16%. At September 30, 2003 and December 31, 2002, assets with a net book value of $30,061 and $143,063, respectively (net of accumulated depreciation of $414,839 and $380,681, respectively), were leased under capital leases.

Notes Payable

In December 2002, the Company entered into a loan agreement with Pericom for a maximum amount of $5,000,000. Borrowings under this agreement were scheduled to mature on October 15, 2003, or earlier as defined in the agreement. The notes were secured by physical and intangible assets of the Company as well as a product and technology license agreement, and had a variable interest rate of 8% per annum plus the amount of any increases (but not any decreases) in the prime rate after the closing date. In March 2003, the agreement was amended and additional borrowings of up to $3,200,000 were made available.

In January 2003, the Company entered into purchase option agreement with Pericom whereby the Company granted Pericom an option to purchase certain assets and liabilities of the Company at any time prior to October 15, 2003. The purchase agreement, as amended, specifies that the purchase price is equal to the aggregate principal and accrued interest of the notes outstanding at the time the purchase agreement is exercised. In September 2003, Pericom exercised this purchase option agreement effective October 1, 2003 (see Note 12).

At September 30, 2003 and December 31, 2002, the Company had $7,900,068 and $750,000 outstanding under this loan and accrued interest of $345,305 and none, respectively.

Future principal payments of long term obligations at September 30, 2003 are as follows:

Period ending December 31:
2003	$7,957,642
2004	1,321,222

Total	$9,278,864

8.	MEMBERS’ EQUITY

Series A Preferred Units, Preferred Units and Common Units

The significant terms of Series A preferred units, preferred units and common units is as follows:

•	Each member agrees, at the request of Riverside, and upon not less than 20 days prior notice from Riverside, to transfer their membership interest in the Company pursuant to a bona fide sale of the Company, other than to an affiliate of Riverside, the same portion of their membership as Riverside is transferring. The membership interests transferred will be valued and the consideration will be paid to all members based on the consideration paid to the members by the acquirer.

•	The Company shall make distributions to members for the purpose of assisting them in paying federal, state, local or foreign taxes attributable to allocations to them for any fiscal year of tax items from the Company, as defined, and any income, gain, loss or deduction arising from the United States Internal Revenue Code that are attributable to any member.

•	Distributions upon termination of the Company shall first be made to members holding Series A preferred units on a pro rata basis until all unreturned capital contributions in respect of Series A preferred units has been distributed by the Company. Distributions shall then be made to members holding Series A preferred units on a pro rata basis until the Company has made aggregate distributions equal to the greater of (i) a 25% internal rate of return, compounded annually, since November 1, 2001 for initial capital contributions for Series A preferred units; or (ii) the same aggregate amount as was distributed for all unreturned capital contributions in respect of Series A preferred units. Distributions shall then be made to members holding preferred units on a pro rata basis until the Company has made aggregate distributions equal to an eight percent internal rate of return, compounded annually, on all capital contributions in respect of preferred units based on the initial date that capital contributions were made and the dates on which capital contributions are returned. Finally, the Company shall distribute any remaining cash or assets to members holding common units on a pro rata basis.

•	All other distributions of cash or property shall be made at such times and in such amounts as the Management Board may determine. Such distributions shall be allocated based on the provisions of distributions upon termination noted above. The Company shall have the right to withhold from any distribution to a member the amount of federal, state, local or foreign tax required by the taxing jurisdiction. Such withholdings shall be treated as if it had been distributed to each member.

No distributions were made to members during the periods presented in these consolidated financial statements.

Common Unit Option Plan

The Company may grant options to purchase up to 222,222 shares of common units to employees, directors and consultants at prices not less than the fair market value of the common units at the date of grant. These options generally expire ten years from the date of grant and are exercisable 90 days from the date of grant to the extent they are vested. These options vest at a rate of 1/20 per quarter from the date of grant.

Common unit option activity under the Company’s option plan is as follows:

	Outstanding
	Number of Common Units	Weighted Average Exercise Price Per Common Unit
Outstanding, January 1, 2002 (45,413 common units exercisable at $1.13 per share)	186,999	$1.13
Granted (weighted average fair value of $0.42 per share)	5,000	1.13
Canceled	(35,000)	1.13

Outstanding, December 31, 2002 (70,185 common units exercisable at $1.13 per share)	156,999	1.13
Canceled	(7,500)	1.13

Outstanding, September 30, 2003	149,499	$1.13

Additional information regarding options outstanding as of September 30, 2003 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Exercise Price Weighted Average	Number Exercisable	Weighted Average Exercise Price
$1.13	149,499	7.08	$1.13	86,699	$1.13

At September 30, 2003, there were 72,723 common units available for grant under the Plan.

Common Units Reserved for Issuance

At September 30, 2003, the Company has reserved 222,222 common units for issuance for option grants.

Stock Compensation

In 2000, the Company granted the chief executive officer 177,778 common units that vest 1/20 per quarter from the date of grant or become fully vested upon the sale or change in control of the Company. The Company recorded deferred stock-based compensation of $200,889 based on a fair value of $1.13 per unit. The Company amortized $30,222 and $40,296 of this amount in the accompanying statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002. The remaining deferred stock-based compensation at September 30, 2003 of $71,619 will be recognized as follows: $10,074 through the remainder of 2003, $40,296 during 2004 and $21,249 during 2005.

9.	SIGNIFICANT CUSTOMER AND GEOGRAPHIC INFORMATION

For geographical reporting, net sales are attributed to the region where the customers are located. The following presents net sales for the years ended September 30, 2003 and December 31, 2002:

	September 30, 2003	December 31, 2002
Net sales to geographic regions:
United States	$5,135,007	$8,365,078
Canada	1,716,729	1,991,685
Rest of Americas	296,701	398,338
Europe	2,612,354	4,182,539
Asia	4,039,281	4,979,213

Total net sales	$13,800,072	$19,916,853

The following table represents significant customers:

Customer	Accounts Receivable		Net Revenues
	September 30, 2003	December 31, 2002	Nine Months Ended September 30, 2003	Year Ended December 31, 2002

Customer A	12%	18%	16%	16%
Customer B	25%	17%	20%	13%

10.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan (the Plan) covering substantially all employees in the United States. The Plan provides for voluntary salary reduction contributions by eligible participants in accordance with Section 401(k) of the Internal Revenue Code, as well as discretionary matching contributions of up to 3% of eligible employee contributions from the Company. Discretionary matching contributions are determined annually by the Company’s Board of Directors and were terminated in May 2002. Discretionary matching contributions for the year ended December 31, 2002 were approximately $52,000.

11.	RELATED PARTY TRANSACTIONS

The Company accrued consulting fees payable to Riverside at September 30, 2003 of $100,000 for services provided in connection with Pericom’s potential acquisition of the Company (see Note 12). The Company also paid consulting fees of $100,000 to Riverside during 2003 related to the notes payable (see Note 7) that the Company entered into in 2003. In addition, the Company paid Riverside approximately $173,000 for legal advice, consulting services and travel reimbursement during 2002.

12.	SUBSEQUENT EVENTS

On October 1, 2003, Pericom acquired substantially all of the assets and related liabilities of the Company in exchange for the cancellation of the Company’s long term obligation, including accrued interest, to Pericom of approximately $8.2 million (see Note 7), plus acquisition-related costs.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the acquisition of SaRonix LLC (SaRonix) by Pericom Semiconductor Corporation (Pericom) in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. This acquisition will be accounted for under the purchase method of accounting.

In December 2002, Pericom entered into a loan agreement with SaRonix to loan up to a maximum amount of $5,000,000. Borrowings under this agreement were scheduled to mature on October 15, 2003, or earlier as defined in the agreement. The notes were secured by physical and intangible assets of SaRonix as well as a product and technology license agreement, and had a variable interest rate of 8% per annum plus the amount of any increases (but not any decreases) in the prime rate after the closing date. In March 2003, the agreement was amended and additional borrowings of up to $3,200,000 were made available. At September 30, 2003, SaRonix had $7.9 million outstanding under this loan agreement.

In January 2003, Pericom entered into a purchase option agreement with SaRonix whereby Pericom obtained an option to purchase certain assets and liabilities of SaRonix at any time prior to October 15, 2003. The purchase agreement, as amended, specified that the purchase price would be equal to the aggregate principal and accrued interest of the notes outstanding at the time the purchase agreement was exercised. In September 2003, Pericom exercised this purchase option agreement effective October 1, 2003.

As required by the rules of the Securities and Exchange Commission, the unaudited pro forma combined statement of operations for the year ended June 30, 2003 and the three months ended September 30, 2003 give effect to the acquisition as if it occurred on the first day of fiscal year 2003, with the exception that the purchase accounting adjustments were estimated based on the closing date of the SaRonix acquisition.

The unaudited pro forma combined statement of operations for the three months ended September 30, 2003 has been derived from the unaudited historical consolidated statement of operations of Pericom for the three months ended September 30, 2003 and the unaudited historical consolidated statement of operations of SaRonix for the three months ended September 30, 2003.

The unaudited pro forma combined statements of operations for the year ended June 30, 2003 have been derived from the audited historical consolidated statements of operations of Pericom for the year ended June 30, 2003 and the unaudited consolidated statements of operations of SaRonix for the year June 30, 2003.

The unaudited pro forma combined balance sheet as of September 30, 2003 gives effect to the above transaction as if it occurred on September 30, 2003. The unaudited pro forma combined balance sheet as of September 30, 2003, has been derived from the unaudited historical consolidated balance sheet of Pericom and the unaudited historical consolidated balance sheet of SaRonix as of September 30, 2003.

Because these unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma combined financial statements. The total estimated purchase price of this acquisition has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimates of their fair value with the excess cost over the net tangible and intangible assets acquired being allocated to goodwill. This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed, which could cause material differences from the information presented.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had occurred at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. Actual results could differ materially. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The pro forma information should be read in conjunction with the accompanying notes thereto, with Pericom’s historical financial statements and related notes thereto, incorporated by reference into this Form 8-K.

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

As of September 30, 2003

(In thousands, except share data)

	Pericom	SaRonix	Pro Forma adjustments			As Combined
ASSETS
Current assets:
Cash and cash equivalents	$14,917	$463		$(700	) C	$14,680
Short-term investments	132,329					132,329
Accounts receivable:
Trade	3,687	3,319				7,006
Other	1,929					1,929
Inventories	8,537	2,481		573	A	11,591
Prepaid expenses and other current assets	2,078	616				2,694
Building held for sale		194		1,070	A	1,264
Deferred income taxes	1,544					1,544

Total current assets	165,021	7,073		943		173,037
Property and equipment—net	5,997	1,051		211	A	7,259
Investment in and advances to joint venture	5,250					5,250
Goodwill	1,325			281	A	1,606
Intangibles				3,700	A	3,700
Deferred income taxes—non current	1,085					1,085
Loans to SaRonix LLC	7,200			(7,200	) C
Other assets	3,754			(414	) A	3,340

Total	$189,632	$8,124		$(2,479)		$195,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,204	$1,979	$			$6,183
Accrued liabilities	3,376	1,409		1,268	A	6,053
Current portion of long-term obligations		9,279		(7,900	) C	1,379

Total current liabilities	7,580	12,667		(6.632)		13,615
Other long term liabilities	450					450
Shareholders’ equity:
Common stock, 60,000,000 shares authorized; Shares outstanding: 25,865,793	139,853					139,853
Series A preferred units 9,045,000 shares issued and Outstanding		9,045		(9,045	) D
Preferred units 2,040,000 shares issued and Outstanding		2,040		(2,040	) D
Common units 2,222,222 shares issued and		2,267		(2,267	) D
Deferred stock based compensation		(71)		71	D
Accumulated other comprehensive income	756					756
Retained earnings	40,993	(17,824)		17,434	D	40,603

Total shareholders’ equity	181,602	(4,543)		4,153		181,212

Total	$189,632	$8,124		$(2,479)		$195,277

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended June 30, 2003

(In thousands, except per share amounts)

	Pericom	SaRonix	Pro Forma Adjustments			As Combined
Net revenues	$44,958	$19,034	$			$63,992
Cost of revenues	31,468	17,671		136	B	49,275

Gross profit (loss)	13,490	1,363		(136)		14,717
Operating expenses:
Research and development	11,347	1,650				12,997
Selling, general and administrative	11,283	8,360				19,643
Restructuring charge	1,431	1,182				2,613

Total	24,061	11,192				35,253

Income (loss) from operations	(10,571)	(9,829)		(136)		(20,536)
Equity in net loss of joint venture and related goodwill Amortization	(739)					(739)
Interest income	5,243	9				5,252
Interest expense		(355)		201	C	(154)
Other income, net		281				281
Gain from extinguishment of debt		755				755
Other than temporary decline in the value of investments	(1,027)					(1,027)

Income (loss) before income taxes	(7,094)	(9,139)		65		(16,168)
Income tax provision (benefit)	(2,767)			(3,539	)E	(6,306)

Net income (loss)	$(4,327)	$(9,134)		$3,604		$(9,862)

Basic and diluted loss per share	$(0.17)					$(0.38)

Shares used in computing basic and diluted loss per share	25,721					25,721

PERICOM SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Three Months ended September 30, 2003

(In thousands, except per share amounts)

	Pericom	SaRonix	Pro Forma Adjustments			As Combined
Net revenues	$11,072	$3,732	$			$14,804
Cost of revenues	7,854	3,360		34	B	11,248

Gross profit (loss)	3,218	372		(34)		3,556
Operating expenses:
Research and development	3,210	463				3,673
Selling, general and administrative	2,515	2,339				4,854
Restructuring charge		613				613

Total	5,725	3,415				9,140

Income (loss) from operations	(2,507)	(3,043)		(34)		(5,584)
Equity in net loss of joint venture and related goodwill Amortization	69					69
Other expense, net		(366)				(366)
Interest income	992	1				993
Interest expense		(252)		144	C	(108)
Other than temporary decline in the value of investments	(9)					(9)

Income (loss) before income taxes	(1,455)	(3,660)		110		(5,005)
Income tax provision (benefit)	(655)			(1,598	) E	(2,253)

Net income (loss)	$(800)	$(3,660)		$1,708		$(2,752)

Basic and diluted loss per share	$(0.03)					$(0.11)

Shares used in computing basic and diluted loss per share	25,816					25,816

PERICOM SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

A.    These amounts represent adjustments related to the acquisition of SaRonix under the purchase method of accounting. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimates of their fair value with the excess cost over the net tangible and intangible assets acquired allocated to goodwill. The preliminary estimated purchase price is allocated as follows and is for illustrative purposes only (in thousands):

		Amortization Period
Net tangible assets	$5,556
Goodwill	281	Not Amortized

Intangible assets:

Supplier relationship	970	Not Amortized

Customer backlog	340	3 Months

Core Developed technology	1,360	10 years

Trade Name	1,030	Not Amortized

In-Process Technology (Note 1)	390	Expensed

Estimated Purchase Price	$9,927

Note 1) In-process Technology has been eliminated from Intangibles and Retained Earnings as it will be expensed on the date of the acquisition.

The purchase price of $9.9 million is comprised of (a) $7.9 million related to the cancellation of loans to SaRonix. (b) $1.0 million representing the estimated direct transaction costs of Pericom. (c) $1.0 million of estimated other liabilities directly related to the acquisition.

The estimated other liabilities reflects liabilities defined under EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, and includes $0.5 million related to a facilities lease commitment in excess of the requirements of the combined company and other costs associated with facilities consolidation. The amount related to facilities leases represents contractual commitments from the planned cease use date until the termination of the lease as well as estimates for moving and facilities refurbishment. Due to the depressed commercial real estate market, no sublease income has been estimated.

This allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The final purchase cost, as well as the impact of ongoing integration activities, estimated other liabilities directly related to the SaRonix acquisition and changes in purchase accounting allocations, could all cause material differences from the information presented.

B.    Amounts represent the amortization of intangible assets (per the allocation of the estimated purchase price in A. above) that would have been recorded during the year ended June 30, 2003 and the three months ended September 30, 2003 of $136,000 and $34,000, respectively, had the transaction closed on the first day of fiscal year 2003 or the first day of the three months ended September 30, 2003. The intangible assets relating to core developed technology in Pericom’s acquisition of SaRonix will be amortized on a straight-line basis over a period approximating ten years. In addition, for purposes of these pro forma statements, the amortization of approximately $340,000 related to a customer backlog intangible asset and $390,000 of in-process R&D are not included, as these are non-recurring charges that are expected to be included in the combined company’s income statement within 3 months following the transaction. This allocation is an estimate, subject to change pending a final analysis of the total purchase price and the fair value of the intangibles acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other than the period represented in the pro forma statement of operations.

C.    Amounts represent the elimination of loans and accrued interest owed by SaRonix to Pericom. The $700,000 pro forma reduction to cash is to account for a loan advance made between the end of Pericom’s fiscal September 2003 and the October 1, 2003 acquisition of SaRonix.

D.    Amounts represent the elimination of SaRonix’s retained deficit balance of $4.5 million and $390,000 of in-process R&D to be written off at the acquisition date.

E.    Amounts represent the tax benefit that would be recorded by Pericom for the net losses of SaRonix at Pericom’s effective tax rate for the respective periods. SaRonix is a limited liability company not subject to Federal income taxes.